FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2013
Date of Report (Date of earliest event reported)

DAYSTAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34052	84-1390053
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2280 Leckie Road, Suite B
Kelowna, B.C. V1X-6G6 Canada
(Address of Principal Executive Offices) (Postal Code)

(778) 484-5159
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants

On April 4, 2013, DayStar Technologies Inc. (“DayStar” or the “Company”) received written notice from its auditor, Hein & Associates LLP (“Hein”), that they have resigned as the Company’s independent registered public accounting firm. The Company is in the process of selecting a new auditor.

Hein’s reports on the Company’s financial statements as of and for the two years ended December 31, 2011 and 2010, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than the going concern assumption as the Company required ongoing funding to meet its development efforts.

During the years ended December 31, 2011 and 2010, and in the subsequent interim period through April 4, 2013 (the date of resignation of Hein), there were no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

During the years ended December 31, 2011 and 2010 and in the subsequent interim period through April 4, 2013, there were no events otherwise reportable under Item 304(a)(1)(v) of Regulation S-K, other than a material weakness in internal controls identified for the 10-Q reported for the quarter ended September 30, 2012.

The Company provided Hein with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested Hein furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of Hein’s letter dated April 9, 2013, is attached hereto as Exhibit 16.1.

Exhibit No. Description

(a) – (c)

N/A

(d) Exhibits.

16.1	Letter from Hein and Associates LLP to the SEC dated April 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: April 9, 2013	By /s/ L.Mark Roseborough
L. Mark Roseborough
Chief Executive Officer